UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 3, 2011

CHINA SECURITY & SURVEILLANCE
                                TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33774	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road
Futian, Shenzhen, China, 518034
(Address of Principal Executive Offices)

(86) 755-83510888
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.          Entry into a Material Definitive Agreement

On March 1, 2011, China Security & Surveillance Technology, Inc., a Delaware corporation (the “Company”) entered into a term loan facility agreement with China Development Bank Corporation Hong Kong Branch (“CDB”), as original lender, arranger and facility agent (the “Loan Agreement”) pursuant to which CDB agrees to make available to the Company a term loan facility in an aggregate principal amount of up to US$200,000,000 (the “Facility”) subject to the terms and conditions of the Loan Agreement. Any loan under the Facility will mature on the third anniversary of the first date when the Facility is utilized by the Company (the “First Utilization Date”) and will have an interest rate of LIBOR plus 3% per annum. The Company will repay the principal amount in two installments, with 50% of the principal due on 30 months after the First Utilization Date and the remaining 50% due on the final maturity date. The interest will be paid every six months starting on May 20, 2011. The loan will be unsecured and used for working capital purposes. The Company submitted the utilization notice to draw down US$200 million from the Facility on March 1, 2011.

The Loan Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing and obligations of the parties. In addition, the Company will be subject to covenants, including limitations on the Company and its subsidiaries with respect to the grant of security interest, mergers and acquisitions and dispositions of assets, in each case, subject to exclusions, and other customary covenants. Any breach of the covenants under the Loan Agreement may result in acceleration of the payment obligations thereunder. If a Change of Control (as defined in the Loan Agreement) occurs, the facility agent may cancel the Facility and declare all outstanding loans and interest immediately due and payable. The loans may be prepaid without any penalty or premium upon at least one-month’s written notice.

In connection with the Loan Agreement, on March 1, 2011, the Company and its Chief Executive Officer Guoshen Tu also entered into a letter of undertaking (the “Letter of Undertaking”) pursuant to which the Company and Mr. Tu undertake to seek certain approval from the applicable State Administration of Foreign Exchange.

Item 2.03.           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is hereby incorporated in Item 2.03 by reference.

Item 9.01.           Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Loan Agreement, dated March 1, 2011, by and between China Security & Surveillance Technology, Inc. and China Development Bank Corporation Hong Kong Branch.
10.2	Letter of Undertaking, dated March 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Security & Surveillance Technology, Inc.

Date: March 3, 2011

/s/ Terence Yap
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan Agreement, dated March 1, 2011, by and between China Security & Surveillance Technology, Inc. and China Development Bank Corporation Hong Kong Branch.
10.2	Letter of Undertaking, dated March 1, 2011.